QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-157529, 333-68868, 333-93105, 333-140419, and 333-69863 on Form S-8 and Registration Statement Nos. 333-126424 and 333-35261 on Form S-3 of our report dated February 29, 2012, relating to the consolidated financial statements and the effectiveness of US Ecology Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of US Ecology, Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

February 29, 2012

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM